Exhibit 5(d)

May 7, 2024

Avista Corporation

1411 East Mission Avenue

Spokane, Washington 99202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We, together with Gregory C. Hesler, Esq., a Senior Vice President, the General Counsel, the Corporate Secretary and the Chief Ethics/Compliance Officer of Avista Corporation, a Washington corporation (the “Company”), are acting as counsel to the Company in connection with the Registration Statement on Form S-3 (File No. 333-264790, the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of, among other things, shares of common stock, without par value, of the Company (“Common Stock”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter. In such review, we have assumed that the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that, with respect to up to a total of 3,305,541 shares of Common Stock to be issued and sold pursuant to a periodic offering program evidenced by one or more sales agency agreements, each with an investment banking firm as sales agent, including sales to any such sales agent as principal in addition to sales through such sales agent as agent, when certificates representing such shares of Common Stock have been duly executed and countersigned (if such shares are to be certificated) and such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the authorizations of the Company’s Board of Directors (the “Board”) and the State Utility Commissions (as defined below), as in effect at the date of this letter, such shares of Common Stock will be legally issued, fully paid and nonassessable.

In connection with the opinions expressed above, we have also assumed that at the time of the delivery of any shares of Common Stock, the Registration Statement and any amendments thereto will be effective under the Act, the authorization of such shares of Common Stock will not have been modified or rescinded by the Board or the Washington Utilities and Transportation Commission, the Idaho Public Utilities Commission or the Public Utility Commission of Oregon (collectively, the “State Utility Commissions”), the exemptive order of the Montana Public Service Commission will not have been modified or rescinded and the Company shall continue to satisfy the conditions thereof, and there will not have occurred any change in law affecting the validity of such shares of Common Stock. We have also assumed that the issuance and delivery of such shares of Common Stock will not violate any applicable federal or state law or result in a violation

AUSTIN CONNECTICUT DALLAS DUBAI HOUSTON LONDON NEW YORK SAN ANTONIO SEATTLE WASHINGTON, DC

Avista Corporation

May 7, 2024

of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth in this letter are limited to the law of the State of New York and, subject to the assumptions, qualifications and limitations expressed below, the Washington Business Corporation Act, in each case as in effect on the date hereof, and we express no opinion as to any other law or the law of any other jurisdiction. To the extent that such opinions relate to or are dependent upon matters governed by the Washington Business Corporation Act, we have relied upon the corresponding opinions expressed in the letter dated the date hereof delivered to you by Gregory C. Hesler, Esq., which is being filed as Exhibit 5(c) to the Registration Statement, subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such letter.

We hereby consent to the filing of this opinion letter as Exhibit 5(d) to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Bracewell LLP